UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
 February 4, 2013

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1050 Enterprise Way, Suite 700, Sunnyvale, California 94089

(Address of principal executive offices, including ZIP code)

(408) 462-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)   On February 4, 2013, Rambus Inc. (the “Company”) issued a press release announcing that Thomas R. Lavelle, Senior Vice President and General Counsel, has resigned from his current position.  The Company also announced that Jae Kim, the Company’s current Vice President, Corporate Counsel has been appointed to the position of Senior Vice President and General Counsel, effective as of February 4, 2013.

(e)   The Company and Mr. Lavelle entered into a Separation Agreement effective as of February 4, 2013 (the “Separation Agreement”).  Under the Separation Agreement, provided Mr. Lavelle does not revoke his acceptance of the terms of the Separation Agreement, Mr. Lavelle will receive severance benefits consisting of a cash severance payment equal to Mr. Lavelle’s base salary for 12 months and continued health insurance coverage for up to 12 months.  Mr. Lavelle has also agreed to a customary release of any and all claims under the Separation Agreement.  In addition, Mr. Lavelle has agreed to continue as an employee in order to provide transition services to the Company until April 26, 2013, or earlier if agreed between Mr. Lavelle and the Company.

A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The information in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits.

99.1                                          Press release, dated February 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2013	Rambus Inc.

/s/ Satish Rishi
Satish Rishi, Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated February 4, 2013.